THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
          THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED
             OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE
        REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN
            OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE
                 COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                               WARRANT TO PURCHASE

                     COMMON STOCK, PAR VALUE $.001 PER SHARE

                                       OF

                               ACCESS POWER, INC.


Void after September 30, 2002  Right to Purchase 200,000 shares of Common Stock
                               (subject to adjustment)

No. 1

                                    PREAMBLE

         This certifies that, for value received, BAMBOO INVESTORS LLC, or registered assigns ("Warrantholder"), is entitled to purchase from ACCESS POWER, INC. (the "Company"), subject to the provisions of this Warrant, at any time and from time to time until 5:00 p.m. Eastern Standard Time on September 30, 2002, 200,000 shares of the Company's Common Stock, par value $.001 per share (the "Warrant Shares"). The purchase price payable upon the exercise of this Warrant shall be $0.45 per Warrant Share (such price, as adjusted from time to time upon the occurrence of the contingencies set forth in Section III of this Warrant, is herein after referred to as the "Warrant Price"). The Warrant Price and the number of Warrant Shares which the Warrantholder is entitled to purchase are subject to adjustment upon the occurrence of the contingencies set forth in
Section III of this Warrant.


         This Warrant is one of the Warrants to Purchase Common Stock (the "Warrants"), evidencing the right to purchase Common Stock of the Company, issued pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated September 30, 1999, between the Company and the Purchaser and other parties identified therein. The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Warrantholder. A copy of the Securities Purchase Agreement may be obtained by any registered Warrantholder from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement, including the Exhibits thereto.

                  This Warrant is subject to the following terms and conditions:

                  I.       EXERCISE OF WARRANT.

                           (a)       This Warrant may be exercised  in whole  or
in part but not for a fractional share. Upon delivery of this Warrant at the offices of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof with the Subscription Form annexed hereto duly executed, accompanied by payment of the Warrant Price for the number of Warrant Shares purchased (in cash, by certified, cashier's or other check acceptable to the Company, or any combination of the foregoing), the registered holder of this Warrant shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. Such certificate or certificates shall be promptly delivered to the Warrantholder. Upon any partial exercise of this Warrant, the Company shall promptly execute and deliver a new Warrant of like tenor for the balance of the Warrant Shares purchasable hereunder.

                           (b)      The  Warrant  Shares  deliverable  hereunder
shall, upon issuance, be fully paid and non-assessable and the Company agrees that at all times during the term of this Warrant it shall cause to be reserved for issuance such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

                           (c)      The  Company  will,  at  the  time  of  the
exercise, exchange or transfer of this Warrant, upon the request of the registered Warrantholder hereof, acknowledge in writing its continuing obligation to afford to such Warrantholder or transferee any rights (including, without limitation, any right to registration of the Company's shares of Common Stock) to which such Warrantholder or transferee shall continue to be entitled after such exercise, exchange or transfer in accordance with the provisions of this Warrant, provided that if the registered Warrantholder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Warrantholder or transferee any such rights.

                  II. TRANSFER OR ASSIGNMENT OF WARRANT. Any assignment or transfer of this Warrant shall be made by surrender of this Warrant at the offices of the Company or at such other address as the Company may designate in writing to the registered holder hereof with the Assignment Form annexed hereto duly executed and accompanied by payment of any requisite transfer taxes, and the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee for the portion so assigned in case of only a partial assignment, with a new Warrant of like tenor to the assignor for the balance of the Warrant Shares purchasable.

                  III. ADJUSTMENT OF WARRANT PRICE AND WARRANT SHARES -- ANTI-DILUTION PROVISIONS.

                                    A. (1) Except as  hereinafter  provided,  in
                           case the Company shall at any time after the date hereof issue any shares of Common Stock (including shares held in the Company's treasury) without consideration, then, and thereafter successively upon each issuance, the Warrant Price in effect immediately prior to each such issuance shall forthwith be reduced to a price determined by multiplying the Warrant Price in effect immediately prior to such issuance by a fraction:

                                         (a)      the  numerator  of which shall
                                                  be the total  number of shares
                                                  of  Common  Stock  outstanding
                                                  immediately   prior   to  such
                                                  issuance, and

                                         (b)      the denominator of which shall
                                                  be the total  number of shares
                                                  of  Common  Stock  outstanding
                                                  immediately     after     such
                                                  issuance.

                  For the purposes of any computation to be made in accordance with the provisions of this clause (1), the following provisions shall be applicable:

                                            (i)           Shares of Common Stock
                                                          issuable  by   way  of
                                                          dividend   or    other
                                                          distribution  on  any
                                                          stock of the  Company
                                                          shall   be  deemed to
                                                          have  been issued and
                                                          to be outstanding  at
                                                          the close of business
                                                          on  the  record  date
                                                          fixed for the deter-
                                                          mination  of   stock-
                                                          holders entitled  to
                                                          receive such dividend
                                                          or other distribution
                                                          and  shall  be deemed
                                                          to have been   issued
                                                          without consideration.
                                                          Shares of Common Stock
                                                          issued otherwise  than
                                                          as a dividend or other
                                                          distribution, shall be
                                                          deemed  to  have  been
                                                          issued   and   to   be
                                                          outstanding   at   the
                                                          close of  business  on
                                                          the date of issue.

                                            (ii)          The  number  of shares
                                                          of Common Stock at any
                                                          time outstanding shall
                                                          not include any shares
                                                          then  owned or held by
                                                          or for the  account of
                                                          the Company.

                                            (2) In case the Company shall at any
                                    time  subdivide  or combine the  outstanding
                                    shares of Common  Stock,  the Warrant  Price
                                    shall forthwith be proportionately decreased
                                    in   the   case   of  the   subdivision   or
                                    proportionately increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the close of business on the date that such subdivision or combination shall become effective.

                                    B. In the  event of an  adjustment  of the
                           Warrant Price, the number of shares of Common Stock (or reclassified stock) issuable upon exercise of this Warrant after such justment shall be equal to the number determined by dividing:

                                    (1)     an amount  equal to the  product  of
                                            (i) the  number  of shares of Common
                                            Stock issuable upon exercise of this
                                            Warrant  immediately  prior  to such
                                            adjustment,  and  (ii)  the  Warrant
                                            Price   immediately  prior  to  such
                                            adjustment, by

                                    (2)     the Warrant Price immediately after
                                            such adjustment.

                           C.  In  the  case  of  (1)  any   reorganization   or
                  reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) or (2) any consolidation of the Company with, or merger of the Company with, another corporation, or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entity, the holder of this Warrant shall thereafter have the right upon exercise to purchase the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock which the holder of this Warrant would have received had all Warrant Shares issuable upon exercise of this Warrant been issued immediately prior to such reorganization, reclassification, consolidation, merger or sale, at a price equal to the Warrant Price then in effect pertaining to this Warrant (the kind, amount and price of such stock and other securities to be subject to adjustment as herein provided). The Company shall not effect a transaction of the type described in clause (2) of this sub-paragraph (D) unless upon or prior to the consummation thereof, the Company's successor corporation, or if the Company shall be the surviving company in any such transaction but is not the issuer of the shares of stock, securities or other property to be delivered to the holders of the Company's outstanding shares of Common Stock at the effective time thereof, then such issuer, shall assume in writing the obligation hereunder to deliver to the Warrantholder of this Warrant such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the provisions hereof.

                           D. In case the  Company  shall,  at any time prior to
                  the expiration of this Warrant and prior to the exercise thereof, dissolve, liquidate or wind up its affairs, the Warrantholder shall be entitled, upon the exercise thereof, to receive, in lieu of the Warrant Shares of the Company which it would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to it upon such Warrant Shares of the Company, had it been the holder of record of shares of Common Stock receivable upon the exercise of this Warrant on the record date for the determination of those entitled to receive any such liquidating distribution. After any such dissolution, liquidation or winding up which shall result in any distribution in excess of the Warrant Price provided for by this Warrant, the Warrantholder may at its option exercise the same without making payment of the aggregate Warrant Price and in such case the Company shall upon the distribution to said Warrantholder consider that the aggregate Warrant Price has been paid in full to it and in making settlement to said Warrantholder, shall deduct from the amount payable to such Warrantholder an amount equal to the aggregate Warrant Price. Except as otherwise expressly provided in the prior paragraph, in the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this sub-paragraph (E) to a bank or trust company having its principal office in New
                  York City, as trustee for the holder or holders of the Warrants.

                           E Except  as  otherwise  expressly  provided  in this
                  Section III, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section III, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

                           F. In case the  Company  shall,  at any time prior to
                  the expiration of this Warrant and prior to the exercise thereof make a distribution of assets (other than cash) or securities of the Company to its stockholders (the "Distribution") the Warrantholder shall be entitled, upon the exercise thereof, to receive, in addition to the Warrant Shares it is entitled to receive, the same kind and amount of assets or securities as would have been distributed to it in the Distribution had it been the holder of record of shares of Common Stock receivable upon exercise of this Warrant on the record date for determination of those entitled to receive the Distribution.

                           G. Irrespective of any adjustments in the number of Warrant Shares and the Warrant Price or the number or kind of shares purchasable upon exercise of this Warrant, this Warrant may continue to express the same price and number and kind of shares as originally issued.

                  IV. OFFICER'S CERTIFICATE. Whenever the number of Warrant Shares and the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall forthwith file at its principal executive office an officers' certificate, signed by the Chairman of the Board, President, or one of the Vice Presidents of the Company and by its Chief Financial Officer or one of its Treasurers or Assistant Treasurers, stating the adjusted number of Warrant

Shares and the new Warrant Price calculated to the nearest one hundredth and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required. A copy of such statement shall be mailed to the Warrantholder at its address in the records of the Company in accordance with the notice provision of the Securities Purchase Agreement. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Warrant Price and the number and type of Shares at the time in effect and showing how it was calculated.

                  V. CHARGES, TAXES AND EXPENSES. The issuance of certificates for Warrant Shares upon any exercise of this Warrant shall be made without charge to the Warrantholder for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued only in the name of the Warrantholder.

                  VI. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or By-laws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants, as specified herein and in the Securities Purchase Agreement, against dilution (to the extent specifically provided herein) or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, and (b) will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock.

                  VII.     NOTICE OF RECORD DATE.  In case

                           (a)     of any  taking by  the Company of a record of
the holders of any class of its securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                           (b)      of  any  capital  reorganization  of  the
Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                           (c)      events shall have occurred resulting in the
voluntary or involuntary dissolution, liquidation or winding up of the Company;

then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any record is to be taken for the purpose of any such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which any such action is to be taken.

                  VIII. EXCHANGE OF WARRANTS. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company, at its expense, will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder or any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

                  IX. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  X. WARRANT AGENT. The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing shares of Common Stock on the exercise of the Warrants pursuant to Section I, exchanging Warrants pursuant to Section VIII, and replacing Warrants pursuant to Section IX, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

                  XI. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  XII. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each Warrantholder or owner hereof by the taking hereof consents and agrees:

                        (a) subject to the terms of Section II of this Warrant and Section 5 of the Securities Purchase Agreement, title to this Warrant may be transferred by endorsement (by the Warrantholder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                        (b)     any   person  in  possession  of  this  Warrant
properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

                        (c) until this Warrant is transferred on the books of the Company, the Company may treat the register Warrantholder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                  XIII. NOTICES. All notices and other communications from the Company to the registered Warrantholder of this Warrant shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error- free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed, to such address as may have been furnished to the Company in writing by such registered Warrantholder or, until any such registered Warrantholder furnishes to the Company an address, then to, and at the address of, the last registered Warrantholder of this Warrant who has so furnished an address to the Company.


                  XIV.     MISCELLANEOUS.

                           (a)      The terms of this Warrant shall be binding
upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the shares of Common Stock issued or issuable upon the exercise hereof.

                           (b)      Except  as  otherwise set  forth herein, no
holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

                           (c)      Receipt of  this  Warrant  by  the  holder
hereof shall constitute acceptance of an agreement to the foregoing terms and conditions.

                           (d)      The  Warrant  and  the  performance of  the
parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York and the parties hereunder consent and agree that the State and Federal Courts which sit in the State of New York and the County of New York shall have exclusive jurisdiction with respect to all controversies and disputes arising hereunder.

                           (e)      This Warrant and any term hereof may be
changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and its corporate seal to be affixed hereto.



Dated: September 30, 1999

                                              ACCESS POWER, INC.



                                              BY:  /s/ Glenn Smith
                                                 Name:  Glenn Smith

                                                 Title:  President/CEO

                                SUBSCRIPTION FORM

                    (TO BE EXECUTED BY THE REGISTERED HOLDER

                     IF HE DESIRES TO EXERCISE THE WARRANT)



TO:           ACCESS POWER, INC.

                 The undersigned hereby exercises the right to purchase _______ shares of Common Stock, par value $.001 per share, covered by the attached Warrant in accordance with the terms and conditions thereof, and herewith makes payment of the Warrant Price for such shares in full. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of
___________________________________,   whose  address is ______________________
________________________, and that such Certificate be delivered to , whose address is _____________________________________________.



                                     _______________________________________
                                     NAME (please print)

                                    ________________________________________
                                    SIGNATURE

                                   (Signature must conform in all respects to the name of the registered Warrantholder, as specified on the face of the Warrant.)


                                   _________________________________________
                                   SOCIAL SECURITY NUMBER (or Other
                                   Identifying Number of Holder)



                                   _________________________________________
                                   ADDRESS



DATED:__________________

                                   ASSIGNMENT

                 (TO BE EXECUTED BY THE REGISTERED WARRANTHOLDER

                     IF HE DESIRES TO TRANSFER THE WARRANT)



                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________ (please print name and address of transferee) the right to purchase shares of Common Stock of ACCESS POWER, INC., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.





                                     _______________________________________
                                     NAME (please print)

                                    ________________________________________
                                    SIGNATURE

                                   (Signature must conform in all respects to the name of the registered Warrantholder, as specified on the face of the Warrant.)


                                   _________________________________________
                                   SOCIAL SECURITY NUMBER (or Other
                                   Identifying Number of Holder)




IN THE PRESENCE OF:




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